Exhibit 4.366

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 161285 dated December 26, 2017

For Rendering

data transmission services, except for data transmission services for the purpose of voice transmission

This License is granted to

Joint Stock Company

Navigation Information Systems

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1077762310614

Tax Identification Number (TIN)

7713636578

Location address (place of residence):

10 bldg. 1, Vosmogo Marta str., Moscow, 127083

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until December 26, 2022.

This License is granted by decision of the licensing body - Order dated December 26, 2017 No. 799-pчc

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296